Exhibit 99.5
NON-COMPETE AGREEMENT
          NON-COMPETE AGREEMENT, dated as of August 31, 2005, among HMS HOLDINGS CORP., a New York corporation (“Seller”), HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation (“HMS”), HMS BUSINESS SERVICES, INC., a New York corporation (“HMSBS” and, together with Seller and HMS, the “Seller Entities”), ACCORDIS HOLDING CORP., a New York corporation (“Purchaser”), and ACCORDIS INC., a New York corporation (“Accordis”).
WITNESSETH:
          WHEREAS, Seller and Purchaser have entered into a Stock Purchase Agreement, dated August 31, 2005 (the “Purchase Agreement”), pursuant to which Purchaser has agreed to acquire the EMS Business and the Business Office Business (as defined in the Purchase Agreement and collectively, the “Businesses”) of Accordis, a wholly-owned subsidiary of Seller; and
          WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Seller Entities are willing to agree, on the terms and conditions herein after set forth, to, among other things, refrain from providing services to healthcare providers in competition with the Businesses for the period of time specified herein; and
          WHEREAS, the execution and delivery of this Agreement by the Seller Entities is a condition to the obligations of Purchaser under the Purchase Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Purchase Agreement, the parties hereto hereby agree as follows:
          1. Competition, Etc. (a) During the period beginning on the date hereof and ending on the fifth anniversary of the date hereof, none of the Seller Entities or any of their Affiliates (as defined in the Purchase Agreement) shall directly or indirectly (as a consultant, independent contractor, advisor, assistant or otherwise) engage in a business or activity, or own any interest in any business, (x) that provides to hospitals, emergency medical transport agencies or other similar organizations located in North America that primarily provide healthcare services to patients (collectively, “Healthcare Providers”) any of the services currently provided by either the EMS Business or the Business Office Business or (y) any other complementary services currently provided by the Businesses that involve the management of healthcare accounts receivable for such providers (the services referred to in clause (x) and (y) being collectively called the “Competing Services”); provided, however, that the provisions of this Section 1 shall not be deemed to prohibit the Seller Entities or any of their Affiliates from:
     (i) acquiring and owning any interest in any business that derives less than 10% of its annual revenue from the provision of Competing Services (and the provisions of this Section 1 shall not apply to such acquired business but shall continue with respect to the Seller Entities and their Affiliates immediately prior to such acquisition);
     (ii) being acquired by a company or other business organization that provides Competing Services or is otherwise in competition with Purchaser or Accordis (and the provisions of this Section 1 shall not apply to such acquiring entity and its Affiliates, other than the Seller Entities and Seller’s Affiliates immediately prior to such acquisition);
     (iii) owning not more than 5% of the outstanding shares of any class of capital stock of any publicly held company that engages in the Competing Services; or
     (iv) owning not more than 5% of the outstanding voting equity securities of any business that engages in the Competing Services.
     (b) During the period beginning on the date hereof and ending on the fifth anniversary of the date hereof, none of the Seller Entities or any of their Affiliates shall directly or indirectly (as a consultant, independent contractor, advisor, assistant or otherwise) (i) divert, take away or otherwise alter, or attempt to divert, take away or otherwise alter, the business arrangements between the Businesses and any of their customers with respect to Competing Services or (ii) otherwise solicit any existing customer of the Businesses or any prospective Healthcare Provider to purchase Competing Services.
     In connection with the foregoing provisions of this Section 1, Seller represents that the limitations set forth herein are reasonable and properly required for the adequate protection of the Businesses acquired by Purchaser pursuant to the Purchase Agreement.
          2. Solicitation of Employees. During the period beginning on the date hereof and ending on the fifth anniversary of the date hereof (the “Non-Solicitation Term”), neither Purchaser or Accordis, on the one hand, nor any of the Seller Entities, on the other hand, shall solicit for employment any employee of the other, or advise or recommend that any such employee leave his or her employment; and the Seller Entities agree not to offer, and have not offered, any person employed by Accordis in the conduct of the Businesses any inducement outside of the ordinary course of such person’s employment with Accordis that could reasonably be expected to influence such person’s decision to remain with the Businesses. During the Non-Solicitation Term, neither Seller nor any of its Affiliates shall employ after the closing under the Purchase Agreement any person engaged in the operations of the Businesses as of or following the date hereof, except that Seller may employ any person terminated by Accordis with the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed.
          3. Confidentiality. Each of the Seller Entities, on the one hand, and Purchaser and Accordis, on the other hand, shall keep confidential, and cause their Affiliates and instruct their officers, directors, employees and advisors to keep confidential, all information relating to the other of them and their businesses, except as required by law or administrative process and except for information that is available to the public on the date hereof, or thereafter becomes available to the public other than as a result of a breach of this Section 3. The covenant in this Section 3 shall continue in full force and effect following the execution and delivery of this Agreement until the fifth anniversary of the date hereof.

          4. Entire Agreement; Modifications. This Agreement contains the entire agreement between Purchaser and the Seller Entities with respect to the matters herein set forth and may not be modified, amended or otherwise changed orally but only by agreement in writing signed by each party hereto. The provisions of this Agreement shall supersede any conflicting provisions of any other agreement or understanding between Purchaser and Seller.
          5. Remedies. (a) The parties agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that Purchaser and Accordis, on the one hand, and the Seller Entities, on the other hand, may be, therefore, without an adequate legal remedy in the event of any violation of the covenants set forth in this Agreement by the other parties hereto. Accordingly, if a party breaches its obligations under this Agreement, any other party affected thereby shall be entitled to seek enforcement of its remedies by a decree of specific performance requiring the breaching party to fulfill its obligations under this Agreement, in addition to all other rights and remedies, at law or in equity, that may be available to the other affected party to this Agreement.
          (b) Notwithstanding the foregoing, no right, power or remedy herein conferred upon or reserved to Purchaser or Accordis, on the one hand, and the Seller Entities, on the other hand, is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of a party pursuant to this Agreement now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise and the exercise or beginning of the exercise by Purchaser or Accordis, on the one hand, or the Seller Entities, on the other hand, of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all such other rights, powers or remedies.
          6. Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:
If to Purchaser or Accordis, to it at:
Accordis Holding Corp.
25 Duncan Lane
Skillman, NJ 08558
Attention: Hamilton F. Potter, III
Telecopy No.: (609) 466-8687
with a copy to:
Covington & Burling
1330 Avenue of the Americas
New York, NY 10019

Attention: Stephen A. Infante, Esq.
Telecopy No.: (212) 841-1010
If to any Seller Entity, to it at:
HMS Holdings Corp.
401 Park Avenue South
New York, NY 10016
Attention: Robert M. Holster, Chief Executive Officer
Telecopy No.: (212) 557-5973
with a copy to:
Wilmer Cutler Pickering Hale and Dorr, LLP
399 Park Avenue
New York, NY 10022
Attention: Robert A. Schwed, Esq.
Telecopy No.: (212) 230-8888
or to such other address or addresses as Purchaser or Accordis, on the one hand, or any Seller Entity, on the other hand, shall have designated by notice to the other in writing.
          7. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles.
          8. Severability. If any provision or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.
          9. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.
          10. Counterparts. This Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart as of the day and year first above written.
          11. Assignment; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto; provided, however, that the obligations of Purchaser and Accordis hereunder may not be assigned without the written consent of the Seller Entities; and further provided that the Seller Entities may not assign this agreement except in accordance with Section 8.12 of the Purchase Agreement.
          12. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.
          13. Definitions. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HMS HOLDINGS CORP.
By:
Name:
Title:

HEALTH MANAGEMENT SYSTEMS, INC.
By:
Name:
Title:

HMS BUSINESS SERVICES, INC.
By:
Name:
Title:

ACCORDIS HOLDING CORP.
By:
Name:
Title:

ACCORDIS INC.
By:
Name:
Title: